(CAMBREX LOGO)


Date:       July 28, 2005
Contact:    Luke M. Beshar                          Anne-Marie Hess
            Executive Vice President & CFO          Director, Investor Relations
Phone:      201-804-3010                            201-804-3062
Email:      luke.beshar@cambrex.com                 annemarie.hess@cambrex.com
Release:    Immediate


             CAMBREX ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS


      EAST RUTHERFORD, NJ - July 28, 2005 - Cambrex Corporation (NYSE: CBM) reported second quarter 2005 financial results for the period ended June 30, 2005. Net income for the second quarter 2005 was $7.1 million, or $0.27 per diluted share, compared to $6.3 million, or $0.24 per diluted share in the second quarter 2004. Second quarter 2005 results include a tax benefit of $3.2 million, or $0.12 per diluted share, principally due to a favorable Swedish court decision.

      Sales increased 6.6% to $116.2 million in the second quarter 2005, including a 1.9% favorable impact from foreign currency, from $109.0 million in the second quarter 2004 due to higher sales in all business segments.

BIOPRODUCTS

      The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts sales in the second quarter 2005 increased 12.7% to $38.0 million, including a 1.7% favorable impact from foreign currency, from $33.7 million in the second quarter 2004. This represents the ninth consecutive quarter of double-digit sales growth reflecting stronger demand and higher pricing.

      Second quarter 2005 Bioproducts gross margin decreased to 50.9% from 55.3% in the second quarter 2004 primarily due to higher allowances for doubtful accounts and higher production costs partially offset by better volumes and pricing. Foreign currency favorably impacted Bioproducts gross margin by approximately 0.3 percentage points in the second quarter 2005.

      John R. Leone, Cambrex President and Chief Executive Officer commented on the continued performance in Bioproducts, "Our new product investments continue to gain momentum. The new European media facility, recently opened Australian subsidiary, expansion of our efforts in India and acquisition of a rapid microbial detection business in 2004 have all contributed to the strong sales of our research products, media, rapid microbial detection products, and related bioservices."


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


BIOPHARMA

      The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Sales in the second quarter 2005 increased 3.6% to $11.7 million from $11.2 million in the second quarter 2004 due to higher reimbursements for labor and materials partially offset by lower suite and process development fees.

      Second quarter 2005 Biopharma gross margin decreased to -5.2% from 8.5% in the second quarter 2004 principally due to the unfavorable mix of higher labor and materials reimbursements and lower suite and process development fees. Foreign currency had no impact on Biopharma sales or gross margin.

      "We have continued to make progress generating new customers while the regulatory process moves forward for three products awaiting approval," commented Mr. Leone. "We have added three projects that are in or will be entering Phase III clinical trials. However, until we benefit from more commercial scale production, sales growth is expected to be somewhat unpredictable quarter to quarter."

      For the three Phase III projects, tech transfer and process development has either commenced or is expected to commence during 2005 and 2006 and cGMP manufacturing is expected to commence in 2006 and 2007.

      Mr. Leone continued, "It is critical that we reduce costs in the Biopharma segment and we expect to achieve certain cost savings by leveraging the synergies and infrastructure of the Biopharma and Bioproducts businesses."

HUMAN HEALTH

      The Human Health segment consists of small molecule active pharmaceutical ingredients (APIs), advanced intermediates and other products derived from organic chemistry. Human Health sales in the second quarter 2005 increased 4.0% to $66.5 million, including a 2.5% favorable impact due to foreign currency, from $64.0 million in the second quarter 2004. The increased sales reflect higher volumes of branded and generic APIs and advanced intermediates.

      Second quarter 2005 Human Health gross margin decreased to 32.4% from 35.0% in the second quarter 2004 primarily due to product mix. Foreign currency favorably impacted gross margin by approximately 0.3 percentage points in the second quarter 2005.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


      "Custom development revenues doubled in the quarter; a very positive indicator of future growth." commented Mr. Leone. "Our excellent regulatory record, customer service and ability to solve our customers' complex development issues have allowed us to expand our portfolio of late-stage projects."

SECOND QUARTER 2005 OPERATING, INTEREST AND TAX EXPENSE

      Second quarter 2005 total operating expenses were essentially flat as a percentage of sales, increasing to $31.2 million (26.9% of sales) from $29.1 million (26.8% of sales) in the second quarter 2004 due to increased sales and marketing and R&D expenses. Sales and marketing expenses increased to $8.8 million from $8.0 million principally due to additional resources for Bioproducts and approximately $0.1 million impact from foreign currency.

      Second quarter 2005 research and development expenses increased to $5.9 million (5.1% of sales) from $4.7 million (4.3% of sales) in the second quarter 2004 primarily due to Bioproducts' new product development expenses and additional headcount at the Cambrex Center of Technical Excellence and approximately $0.1 million impact from foreign currency.

      Second quarter 2005 administrative expenses decreased to $15.9 million from $16.0 million in the second quarter 2004 primarily due to lower legal fees that were partially offset by approximately $0.3 million impact from foreign currency.

      Second quarter 2005 net interest expense increased to $2.8 million from $2.7 million in the second quarter 2004. The average interest rate decreased to 5.4% in the second quarter 2005 from 5.6% in the second quarter 2004.

      The tax rate in the second quarter 2005 decreased to -10.4% compared to 37.8% in the second quarter of 2004 primarily due to a $3.2 million ($0.12 per diluted share) reduction in tax reserves primarily related to a Swedish tax matter that was decided favorably during the second quarter 2005.

      Capital expenditures for the second quarter 2005 were $9.0 million and depreciation was $9.3 million compared to $10.9 million and $9.6 million, respectively, in the second quarter 2004.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


AMERICAN JOBS CREATION ACT OF 2004

      During the second quarter 2005, the Company repatriated approximately $50 million of earnings from its foreign subsidiaries pursuant to the American Jobs Creation Act of 2004 and recorded the related additional tax expense of $0.2 million. The Company continues to evaluate the further repatriation of foreign earnings.

CAMBREX DECLARES QUARTERLY DIVIDEND

      The Cambrex Board of Directors declared the Company's regular quarterly cash dividend on its common stock of $0.03 per share for its shareholders of record as of August 5, 2005. The dividend is payable on August 19, 2005.

GUIDANCE

      Year-to-date performance is consistent with management expectations. A disproportionate amount of sales and operating profit had been expected to occur in the second half of the year, primarily due to the expected timing of development projects and the expected close of a certain number of new proposals in the Biopharma segment. Based on the latest information related to the close rate on our Biopharma sales pipeline, the timing of new projects and the timing of revenues related to these projects, we are revising our full year 2005 sales growth guidance to be in the range of 3% to 6% and earnings guidance for continuing operations to be in the range of $0.85 to $0.95 per fully diluted share including the Swedish tax matter discussed above.

      Based on current customer delivery schedules and seasonal fluctuations in Human Health, and the timing of expected new business in Biopharma and product introductions in Bioproducts, it is currently anticipated that a disproportionate share of the second half 2005 earnings will occur in the fourth quarter of the year.

      For the year 2005, capital expenditures, depreciation and amortization for continuing operations are expected to be approximately $49 million, $39 million, and $2 million respectively. The Company expects the full year 2005 effective tax rate to be approximately 28-32%. The full year and quarterly effective tax rates will continue to be highly sensitive to the geographic mix of income.

      The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the second quarter 2005 Form 10-Q is filed with the US Securities and Exchange Commission.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


CONFERENCE CALL AND WEBCAST

      The Conference Call to discuss second quarter 2005 earnings will begin at 8:30 a.m. Eastern Time on Friday, July 29, 2005 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and +1-706-634-6653 for International. Please use the conference ID 7490192 and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

      A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Friday, August 5, 2005 by calling 1-800-642-1687 for Domestic, and +1-706-645-9291 for
International. Please use the conference ID 7490192 to access the replay.

FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


ABOUT CAMBREX

      Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 1,900 worldwide. For more information, please visit http://www.cambrex.com.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                               CAMBREX CORPORATION
                                Financial Summary
                  For the Quarters Ended June 30, 2005 and 2004
                    (in thousands, except earnings per share)

                                                         2005         2004
                                                         ----         ----
Gross Sales ......................................     $116,171     $108,951
Operating Profit .................................     $  9,071     $ 12,908
Income Before Tax ................................     $  6,413     $ 10,199
Net Income .......................................     $  7,080     $  6,339

Earnings per share data (basic):
 Net Income .......................................    $   0.27     $   0.24
 Average Shares Outstanding .......................      26,402       26,112
Earnings per share data (diluted):
 Net Income .......................................    $   0.27     $   0.24
 Average Shares Outstanding .......................      26,510       26,383

                     Six Months Ended June 30, 2005 and 2004
                    (in thousands, except earnings per share)

                                                         2005          2004
                                                         ----          ----
Gross Sales ......................................     $226,633      $222,500
Operating Profit .................................     $ 19,978      $ 28,062
Income Before Tax ................................     $ 14,400      $ 22,297
Income From Continuing Operations ................     $ 11,170      $ 14,098
Loss From Discontinued Operations ................     $     --      $   (742)
Net Income .......................................     $ 11,170      $ 13,356
Earnings per share data (basic):
 Income From Continuing Operations ................    $   0.42      $   0.54
 Loss From Discontinued Operations ................    $     --      $  (0.03)
                                                       --------      --------
 Net Income .......................................    $   0.42      $   0.51
 Average Shares Outstanding .......................      26,373        26,057

Earnings per share data (diluted):
 Income From Continuing Operations ................    $   0.42      $   0.53
 Loss From Discontinued Operations ................    $     --      $  (0.02)
                                                       --------      --------
 Net Income .......................................    $   0.42      $   0.51
 Average Shares Outstanding .......................      26,549        26,405

Note: All amounts in these financial statements and tables are for continuing operations unless otherwise indicated.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                 For the Quarters Ended June 30, 2005 and 2004
                                 (in thousands)

                                              Second Quarter 2005               Second Quarter 2004
                                        -------------------------------   -------------------------------
                                         Gross      Gross                  Gross      Gross
                                         Sales      Profit        GP%      Sales      Profit         GP%
                                         -----      ------        ---      -----      ------         ---

Bioproducts                             $ 37,990    $ 19,336      50.9%   $ 33,711    $ 18,647      55.3%

Biopharma                                 11,655        (606)     -5.2%     11,245         961       8.5%

Human Health                              66,526      21,540      32.4%     63,995      22,398      35.0%
                                        --------    --------              --------    --------
Total                                   $116,171    $ 40,270      34.7%   $108,951    $ 42,006      38.6%
                                        ========    ========              ========    ========


                                   Gross Sales Comparison
                        --------------------------------------------
                         2005         2004
                         Gross        Gross      Change       Change
                         Sales        Sales        $            %
                        --------------------------------------------
Bioproducts             $ 37,990    $ 33,711    $  4,279      12.7%

Biopharma                 11,655      11,245         410       3.6%

Human Health              66,526      63,995       2,531       4.0%
                        --------    --------    --------
Total                   $116,171    $108,951    $  7,220       6.6%
                        ========    ========    ========

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                          Statement of Profit and Loss
                 For the Quarters Ended June 30, 2005 and 2004
                   (in thousands, except earnings per share)


                                                          2005                      2004
                                                ------------------------  -----------------------
                                                                   % of                      % of
                                                  Amount          Sales     Amount          Sales
                                                ------------------------  -----------------------
Gross Sales                                     $ 116,171         100.0%  $ 108,951        100.0%
 Commissions and Allowances                         1,676           1.4%        699          0.6%
                                                ---------                 ---------
Net Sales                                         114,495          98.6%    108,252         99.4%

 Other Revenues                                     2,251           1.9%      1,797          1.7%
                                                ---------                 ---------
Net Revenue                                       116,746         100.5%    110,049        101.1%

 Cost of Sales                                     76,476          65.8%     68,043         62.5%
                                                ---------                 ---------
Gross Profit                                       40,270          34.7%     42,006         38.6%

Operating Expenses
 Marketing/Sales Expenses                           8,757           7.5%      7,951          7.3%
 Research & Development Expenses                    5,881           5.1%      4,673          4.3%
 Administrative Expenses                           15,893          13.7%     16,029         14.8%
 Amortization                                         668           0.6%        445          0.4%
                                                ---------                 ---------
Total Operating Expenses                           31,199          26.9%     29,098         26.8%
                                                ---------                 ---------

Operating Profit                                    9,071           7.8%     12,908         11.8%

Other Expenses
 Interest - Other                                   2,751           2.4%      2,688          2.5%
 Other (Income)/Expenses                              (93)         -0.1%         21          0.0%
                                                ---------                 ---------
Total Other Expenses                                2,658           2.3%      2,709          2.5%
                                                ---------                 ---------

Income Before Taxes                                 6,413           5.5%     10,199          9.3%

 Income Tax (Benefit)/Provision                      (667)         -0.6%      3,860          3.5%
                                                ---------                 ---------
Net Income                                      $   7,080           6.1%  $   6,339          5.8%
                                                =========                 =========

Basic Earnings per Share
 Net Income                                     $    0.27                 $    0.24
Diluted Earnings per Share
 Net Income                                     $    0.27                 $    0.24

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                    Six Months Ended June 30, 2005 and 2004
                                 (in thousands)

                                          Six Months 2005                  Six Months 2004
                                  -------------------------------    -------------------------------
                                    Gross       Gross                 Gross       Gross
                                    Sales       Profit      GP%       Sales       Profit        GP%
                                    -----       ------      ---       -----       ------        ---
Bioproducts                       $ 77,909    $ 41,471      53.2%   $ 68,232     $ 37,044      54.3%

Biopharma                           19,362      (2,663)    -13.8%     20,364        1,411       6.9%

Human Health                       129,362      44,724      34.6%    133,904       49,022      36.6%
                                  --------    --------              --------     --------
Total                             $226,633    $ 83,532      36.9%   $222,500     $ 87,477      39.3%
                                  ========    ========              ========     ========



                                      Gross Sales Comparison
                          --------------------------------------------
                           2005         2004
                           Gross        Gross     Change        Change
                           Sales        Sales       $              %
                          --------------------------------------------
Bioproducts               $ 77,909    $ 68,232    $  9,677       14.2%

Biopharma                   19,362      20,364      (1,002)      -4.9%

Human Health               129,362     133,904      (4,542)      -3.4%
                           -------     -------      ------
Total                     $226,633    $222,500    $  4,133        1.9%
                          ========    ========    ========

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                          Statement of Profit and Loss
                For the Six Months Ended June 30, 2005 and 2004
                   (in thousands, except earnings per share)


                                                                  2005                         2004
                                                       --------------------------   ---------------------------
                                                                            % of                         % of
                                                          Amount           Sales     Amount              Sales
                                                       --------------------------   ---------------------------
Gross Sales                                            $ 226,633           100.0%   $ 222,500            100.0%
 Commissions and Allowances                                2,665             1.2%       1,658              0.7%
                                                       ---------                    ---------
Net Sales                                                223,968            98.8%     220,842             99.3%

 Other Revenues                                            4,711             2.1%       4,839              2.1%
                                                       ---------                    ---------
Net Revenue                                              228,679           100.9%     225,681            101.4%

 Cost of Sales                                           145,147            64.0%     138,204             62.1%
                                                       ---------                    ---------
Gross Profit                                              83,532            36.9%      87,477             39.3%

Operating Expenses
 Marketing/Sales Expenses                                 16,765             7.4%      15,858              7.1%
 Research & Development Expenses                          11,739             5.2%       9,416              4.2%
 Administrative Expenses                                  33,843            15.0%      35,087             15.8%
 Other, net                                                   --             0.0%      (1,863)            -0.8%
 Amortization                                              1,207             0.5%         917              0.4%
                                                       ---------                    ---------
Total Operating Expenses                                  63,554            28.1%      59,415             26.7%
                                                       ---------                    ---------

Operating Profit                                          19,978             8.8%      28,062             12.6%

Other Expenses
 Interest - Other                                          5,481             2.5%       5,617              2.5%
 Other Expenses                                               97             0.0%         148              0.1%
                                                       ---------                    ---------
Total Other Expenses                                       5,578             2.5%       5,765              2.6%
                                                       ---------                    ---------

Income Before Taxes                                       14,400             6.3%      22,297             10.0%

 Income Tax Provision                                      3,230             1.4%       8,199              3.7%
                                                       ---------                    ---------
Income from Continuing Operations                      $  11,170             4.9%   $  14,098              6.3%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations                             --                         (742)
                                                       ---------                    ---------

Net Income                                             $  11,170                    $  13,356
                                                       =========                    =========

Basic Earnings per Share
 Income From Continuing Operations                     $    0.42                    $    0.54
 Loss From Discontinued Operations                     $      --                    $   (0.03)
                                                       ---------                    ---------
 Net Income                                            $    0.42                    $    0.51
Diluted Earnings per Share
 Income From Continuing Operations                     $    0.42                    $    0.53
 Loss From Discontinued Operations                     $      --                    $   (0.02)
                                                       ---------                    ---------
 Net Income                                            $    0.42                    $    0.51

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                    As of June 30, 2005 and December 31, 2004
                                 (in thousands)

Current Assets                                                       2005        2004
--------------                                                       ----        ----
Cash and Cash Equivalents                                         $ 45,606    $ 91,532
Trade Receivables, net                                              67,261      68,370
Inventories, net                                                    97,688      91,039
Deferred Tax Asset                                                   3,645       2,605
Other Current Assets                                                18,404      20,825
                                                                  --------    --------
 Total Current Assets                                              232,604     274,371
Property, Plant and Equipment, Net                                 259,458     280,790
Goodwill and Other Intangibles                                     225,853     230,656
Other Assets                                                         5,240       6,168
                                                                  --------    --------
 Total Assets                                                     $723,155    $791,985
                                                                  ========    ========
Current Liabilities
-------------------
Trade Accounts Payable                                            $ 35,354    $ 38,552
Accrued Liabilities                                                 45,310      52,181
Short-term Debt and Current Portion of Long-term Debt                1,608       1,400
                                                                  --------    --------
 Total Current Liabilities                                          82,272      92,133
Long-term Debt                                                     199,632     226,187
Deferred Tax Liabilities                                            19,326      21,686
Other Liabilities                                                   54,913      60,663
                                                                  --------    --------
 Total Liabilities                                                $356,143    $400,669
 Stockholders' Equity                                             $367,012    $391,316
                                                                  --------    --------
 Total Liabilities and Stockholders' Equity                       $723,155    $791,985
                                                                  ========    ========

                                      ###

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com